CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



  We hereby consent to the incorporation by reference, of our report dated January 11, 2006 relating to the consolidated financial statements of Alpine Air Express, Inc. and Subsidiaries for the year ended October 31, 2005, appearing in the Company's Annual Report on Form 10-KSB for the year ended October 31, 2005, in the Company's Registration Statement on Form S-8, SEC File No. 333-115383.

  /s/ Pritchett, Siler & Hardy, P.C.

  PRITCHETT, SILER & HARDY, P.C.

  Salt Lake City, Utah
  January 31, 2006